Exhibit 99.1

[LOGO KPMG]

ACMI HOLDINGS, INC.

Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(With Independent Auditors’ Report Thereon)

[LOGO KPMG]

Suite 2700 707 Seventeenth Street Denver, CO 80202

Independent Auditors’ Report

The Board of Directors and Stockholders

ACMI Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of ACMI Holdings, Inc. and subsidiaries (Company) as of December 31, 2003 and 2002 (Successor), and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2003 (Successor) and the eleven months ended December 31, 2002 (Successor) and the consolidated statements of operations, stockholders’ equity and cash flows of American Coin Merchandising, Inc. and subsidiary (Predecessor) for the one month ended January 31, 2002 (Predecessor) and the year ended December 31, 2001 (Predecessor). These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ACMI Holdings, Inc. and subsidiaries as of December 31, 2003 and 2002 (Successor), and the results of their operations and their cash flows for the year ended December 31, 2003 (Successor) and the eleven months ended December 31, 2002 (Successor) and of American Coin Merchandising, Inc. and subsidiary for the one month ended January 31, 2002 (Predecessor) and the year ended December 31, 2001 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.

As described in notes 1 and 4, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 46R Consolidation of Variable Interest Entities (revised December 2003) – an interpretation of ARB No. 51 for all periods presented and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective on January 1, 2002.

/s/ KPMG LLP

Denver, Colorado

May 14, 2004

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2003 and 2002

(In thousands, except per share data)

	Successor
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$4,599	4,178
Trade accounts and other receivables	1,294	1,069
Inventories	22,962	11,512
Prepaid expenses and other assets	5,051	3,035

Total current assets	33,906	19,794

Property and equipment:
Vending machines	67,688	40,738
Vehicles	4,062	4,622
Office equipment, furniture, and fixtures	5,917	4,485

	77,667	49,845
Less accumulated depreciation	(19,454)	(7,870)

Property and equipment, net	58,213	41,975
Placement fees, net of accumulated amortization of $5,148 in 2003 and $2,599 in 2002	2,164	2,080
Costs in excess of assets acquired	74,359	64,588
Other intangible assets, net of accumulated amortization of $830 in 2003 and $221 in 2002	9,144	1,105
Other assets, net of accumulated amortization of $3,445 in 2003 and $1,539 in 2002	7,894	7,673

Total assets	$185,680	137,215

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$6,349	4,718
Accounts payable	14,300	3,656
Accrued commissions	3,443	3,392
Other accrued expenses	3,874	1,937

Total current liabilities	27,966	13,703

Long-term debt, net of current portion	117,037	92,567
Other liabilities	298	764
Fair value of interest rate collar agreement	911	1,248

Total liabilities	146,212	108,282

Stockholders’ equity:
Common stock, $0.01 par value. Authorized 6,000,000 shares; issued and outstanding 4,913,867 and 3,442,279 shares, respectively	49	34
Additional paid-in capital	42,942	30,197
Less subscription receivable	(630)	(630)
Accumulated deficit	(2,893)	(668)

Total stockholders’ equity	39,468	28,933
Commitments and contingencies

Total liabilities and stockholders’ equity	$185,680	137,215

See accompanying notes to consolidated financial statements.

2

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share data)

	Successor		Predecessor
	Year ended December 31, 2003	Eleven months ended December 31, 2002	One month ended January 31, 2002	Year ended December 31, 2001
Revenue:
Vending	$197,091	131,237	10,880	139,670
Franchise and other	4,327	2,100	199	2,257

Total revenue	201,418	133,337	11,079	141,927

Cost of revenue:
Vending, excluding related depreciation, and amortization	135,409	87,093	7,568	92,768
Depreciation and amortization	14,571	11,654	1,013	11,990

Total cost of vending	149,980	98,747	8,581	104,758
Franchise and other	3,127	547	192	1,921

Total cost of revenue	153,107	99,294	8,773	106,679

Gross profit	48,311	34,043	2,306	35,248
General and administrative expenses	34,664	22,211	3,617	23,386
Depreciation and amortization	1,519	941	96	3,132
Restructuring charge	320	—	—	—
Loss on debt refinancing	—	—	1,727	—

Operating earnings (loss)	11,808	10,891	(3,134)	8,730
Interest expense, net	14,105	10,538	390	6,127
Change in fair value of interest rate collar	(337)	1,429	—	—

(Loss) earnings before income taxes	(1,960)	(1,076)	(3,524)	2,603
Income tax (expense) benefit	(265)	408	1,339	(989)

Net (loss) earnings	$(2,225)	(668)	(2,185)	1,614

Basic (loss) earnings per share of common stock	N/A	N/A	$(0.33)	0.25
Diluted (loss) earnings per share of common stock	N/A	N/A	(0.33)	0.24
Basic weighted average common shares	N/A	N/A	6,544,907	6,526,040
Diluted weighted average common shares	N/A	N/A	6,544,907	6,728,750

See accompanying notes to consolidated financial statements.

3

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity

Years ended December 31, 2003 and 2002

(In thousands, except share amounts)

	Shares of common stock	Common stock	Additional paid-in capital	Subscription receivable	Retained earnings (accumulated deficit)	Total stockholders’ equity
American Coin Merchandising, Inc. (Predecessor):
December 31, 2000	6,513,919	$66	22,076	—	7,947	30,089
Issuance of shares of common stock in employee stock purchase plan	21,722	—	56	—	—	56
Exercise of employee stock options	1,988	—	4	—	—	4
Net earnings	—	—	—	—	1,614	1,614

December 31, 2001	6,537,629	66	22,136	—	9,561	31,763
Exercise of employee stock options	11,000	—	29	—	—	29
Net loss for the one month ended January 31, 2002	—	—	—	—	(2,185)	(2,185)

Balances prior to acquisition	(6,548,629)	$(66)	(22,165)	—	(7,376)	(29,607)

ACMI Holdings, Inc. (Successor):
Issuance of common stock and warrants in Successor Company	3,294,117	$33	27,967	—	—	28,000
Issuance of warrants in connection with debt financing	—	—	972	—	—	972
Issuance of equity for cash and note receivable	148,162	1	1,258	(630)	—	629
Net loss for the eleven months ended December 31, 2002	—	—	—	—	(668)	(668)

December 31, 2002	3,442,279	34	30,197	(630)	(668)	28,933
Issuance of common stock	1,470,588	15	12,485	—	—	12,500
Issuance of warrants in connection with debt financing	—	—	252	—	—	252
Exercise of employee stock options	1,000	—	8	—	—	8
Net loss	—	—	—	—	(2,225)	(2,225)

December 31, 2003	4,913,867	$49	42,942	(630)	(2,893)	39,468

See accompanying notes to consolidated financial statements.

4

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

	Successor		Predecessor
	Year ended December 31, 2003	Eleven months ended December 31, 2002	One month ended January 31, 2002	Year ended December 31, 2001
Operating activities:
Net (loss) earnings	$(2,225)	(668)	(2,185)	1,614
Adjustments to reconcile net (loss) earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	14,740	14,146	1,146	15,637
Change in fair value of interest rate collar, net of cash paid	(337)	1,248	—	—
Deferred income tax expense	—	—	—	944
Changes in operating assets and liabilities, net of acquisitions:
Trade accounts and other receivables	(260)	298	96	1,099
Inventories	(4,761)	(941)	1,233	(1,809)
Prepaid expenses and other assets	(462)	(1,450)	(5,468)	(971)
Accounts payable, accrued expenses and other liabilities	7,761	(969)	(1,260)	(751)

Net cash provided by (used in) operating activities	14,456	11,664	(6,438)	15,763

Investing activities:
Acquisitions of property and equipment, net	(14,471)	(7,568)	(436)	(4,857)
Acquisitions of franchisees and others	(34,055)	(1,463)	—	(273)
Placement fees	(2,632)	(2,361)	(300)	(2,517)

Net cash used in investing activities	(51,158)	(11,392)	(736)	(7,647)

Financing activities:
Net borrowings (payments) on credit facility, net of issuance costs	25,193	291	82,703	(5,724)
Net payments on previous credit facility	—	—	(44,500)	—
Principal payments on long-term debt	(578)	(268)	(16)	(1,372)
Net issuance (purchase) of common stock, net of offering costs	12,508	629	(31,825)	60

Net cash provided by (used in) financing activities	37,123	652	6,362	(7,036)

Net increase (decrease) in cash and cash equivalents	421	924	(812)	1,080
Cash and cash equivalents at beginning of period	4,178	3,254	4,066	2,986

Cash and cash equivalents at end of period	$4,599	4,178	3,254	4,066

See accompanying notes to consolidated financial statements.

5

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(1)	Description of the Business and Basis of Presentation

ACMI Holdings, Inc. (Successor, the Company) and subsidiaries, American Coin Merchandising, Inc. (ACMI) (d/b/a Sugarloaf Creations, Inc.) and Folz Vending, Inc., own and operate approximately 165,000 coin-operated amusement vending machines. Approximately 18,000 of these machines dispense plush toys, watches, jewelry, novelties, and other items, with the majority of the other machines dispensing bulk gum, candy and novelty items. The Company also operates kiddie rides, video games and other amusement equipment. The Company’s amusement vending machines are placed in supermarkets, mass merchandisers, bowling centers, truck stops, bingo halls, bars, restaurants, warehouse clubs and similar locations. At December 31, 2003, the Company had 37 field offices with operations in 49 states and Puerto Rico. The Company also sells products and amusement vending equipment to franchisees and third parties. At December 31, 2003, there were six franchisees operating in seven territories. All significant intercompany balances and transactions have been eliminated in consolidation.

The Company was formed by two investment firms, Wellspring Capital Management LLC and Cadigan Investment Partners, Inc. (f/k/a Knightsbridge Holdings, LLC) to acquire all of the outstanding common stock of ACMI. On February 11, 2002, the Company completed the ACMI acquisition for approximately $110.7 million. Of this amount, approximately $28 million was paid in cash. The Company has recorded approximately $63.1 million of costs in excess of assets acquired as a result of the ACMI acquisition, which was accounted for using the purchase method of accounting. In connection with the ACMI acquisition, the Company issued warrants to purchase a total of 278,000 shares of the Company’s common stock at $8.50 per share. The warrants expire in February 2012. ACMI’s common stock is no longer publicly traded. The Company’s mandatorily redeemable preferred securities remain outstanding and continue to trade on the American Stock Exchange. Periods prior to the acquisition of ACMI (Predecessor) are denoted as predecessor periods, with those subsequent to the acquisition denoted as successor periods.

The Company adopted Financial Accounting Standards Board Interpretation No. 46 Consolidation of Variable Interest Entities – An Interpretation of ARB No. 51, as revised, (FIN No. 46R) during the year ended December 31, 2003. As a result of the adoption of FIN No. 46R, the Company no longer consolidates its wholly owned subsidiary American Coin Merchandising Trust I (the Trust) and instead recognizes as debt the Ascending Rate Junior Subordinated Debentures issued by the Company and held by the Trust, as more fully discussed in note 5.

(2)	Acquisitions

On April 15, 2003, the Company, through a wholly owned subsidiary, completed the acquisition of substantially all of the assets of Folz Vending Co., Inc. and its wholly owned subsidiary Folz Novelty Co., Inc. (collectively Folz) for $22.3 million. The acquisition was funded through additional borrowings under the Company’s amended and restated credit facility, the issuance of additional senior subordinated notes and the issuance of additional equity.

6	(Continued)

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

The components of the purchase price and its allocation of fair value to the assets and liabilities was as follows:

Sources of funding:
Borrowings under credit facility	$3,289
Issuance of senior subordinated notes	6,500
Issuance of common stock	12,500

Total purchase price	22,289
Allocation of purchase price:
Assets acquired:
Inventories	6,147
Prepaid expenses and other assets	294
Property and equipment	9,211
Other assets	187
Customer relationship intangible asset	5,346
Liabilities assumed:
Accounts payable	(2,745)
Accrued commissions	(838)
Other accrued expenses	(1,181)

Costs in excess of assets acquired	$5,868

The Company allocated $5.3 million of purchase price to customer relationships in accordance with Emerging Issues Task Force Issue 02-17, Recognition of Customer Relationship Intangible Assets Acquired in a Business Combination. The Company will amortize the customer relationship intangible asset over an eight-year period. The Company recognized $167,000 of amortization expense related to the customer relationship intangible during the year ended December 31, 2003.

7	(Continued)

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

The following pro forma information is presented for illustrative purposes only and is not necessarily indicative of future operating results. Such information is subject to the assumptions set forth in the notes to the pro forma financial statements:

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Pro forma Condensed Statements of Operations

Year ended December 31, 2003 and 2002

(In thousands)

	2003	2002
Total revenue	$214,792	194,693

Cost of revenue:
Vending	146,085	133,621
Depreciation	14,943	13,943

Total cost of vending	161,028	147,564
Franchise and other	3,127	739

Total cost of revenue	164,155	148,303

Gross profit	50,637	46,390
General and administrative	36,684	33,056
Depreciation and amortization	2,097	1,299
Restructuring	320	—
Loss on debt refinancing	—	1,727

Operating earnings (loss)	11,536	10,308
Interest expense, net	14,508	12,310
Change in fair value of collar	(337)	1,429

(Loss) earnings before income tax	(2,635)	(3,431)
Income tax (benefit) expense	(532)	1,304

Net earnings (loss)	$(3,167)	(2,127)

The unaudited pro forma condensed statements of operations presented above include the following adjustments:

•	Elimination of financial information related to Folz operations that were not part of the purchase transaction but were included in the historical combined Folz financial statements.

8	(Continued)

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

•	Adjustments to depreciation expense as a result of the impact of conforming the depreciation lives to those of the Company and recalculating depreciation based on the estimated fair value, which approximates the net book value of the assets and the amortization of acquisition related intangible assets.

•	Elimination of historical Folz interest expense and the increase in interest expense as a result of the increased borrowings under the Company’s credit facilities to finance the purchase. Interest expense on such borrowings is calculated using an assumed weighted average rate of 12.5%.

•	Additional income tax expense for (i) the income of Folz, as no federal income tax expense has historically been included in the Folz financial statements because Folz’s primary operating entity has elected to be treated as an S Corporation for tax purposes, and (ii) the tax benefits of increased interest expense. Income tax expense is computed using the Company’s historical statutory income tax rate of 38.0%.

The Company also made several smaller acquisitions during the second quarter of 2003. On May 30, 2003, the Company purchased certain amusement vending assets from, and assumed certain liabilities of, GamePlan, Inc. and Pinball Wizard, Inc. (collectively GamePlan) for $8.6 million. On May 30, 2003, the Company acquired certain amusement vending assets from a former franchisee for $709,000. On June 19, 2003, the Company purchased certain assets consisting of kiddie rides from another operator for $1.4 million. The Company utilized its credit facility to fund all of these acquisitions. Based on the preliminary estimates of the fair value of the assets acquired in these acquisitions, the Company has allocated $3.2 million of the $10.7 million total acquisition cost to costs in excess of assets acquired and $3.3 million to other intangible assets.

During 2002, the Company acquired certain assets and the business operations of a kiddie ride company for approximately $2.6 million. Of this amount, $1.5 million was paid in cash with the balance to be paid over a three-year period in accordance with the terms of the promissory note issued in connection with the acquisition. The Company has recorded approximately $1.5 million of costs in excess of assets acquired as a result of this acquisition that was accounted for using the purchase method of accounting.

Results of operations for these acquisitions are included in the consolidated financial statements from the respective acquisition dates forward.

(3)	Summary of Significant Accounting Policies

(a)	Vending

Vending revenue represents cash receipts from customers using amusement vending machines and is recognized when collected. The cost of vending is comprised primarily of the cost of products vended through the machines, the servicing of machines and commissions paid to retail locations.

(b)	Franchise Royalties

Typically, franchisees are required to pay continuing royalties ranging from 2% to 5% of gross machine revenue.

9	(Continued)

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(c)	Taxes

The Company accounts for income taxes under the asset and liability method of accounting for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect for the year in which those temporary differences are expected to be recovered or settled. The effects on deferred tax assets and liabilities of a change in tax rates are recognized in income in the period that includes the enactment date. The Company recognizes deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities. The Company regularly reviews its deferred tax assets for recoverability and has historically established valuation allowances based on its taxable income, projected future taxable income, and the expected timing of the reversals of existing temporary differences. If the Company operates at a loss or is unable to generate sufficient future taxable income, or if there is a material change in the actual effective tax rates or time period within which the underlying temporary differences become taxable or deductible, the Company could be required to establish a valuation allowance against all or a significant portion of its deferred tax assets resulting in a substantial increase in our effective tax rate or reduction in benefit rate and a material adverse impact on our operating results. This could be mitigated by the reversal of future taxable temporary differences in property, plant and equipment that could create taxable income to help utilize the deferred tax assets. Management determined that a valuation allowance should be recorded against the net deferred tax assets of $1.0 million at December 31, 2003. Should management conclude that these deferred tax assets are realizable in the future, the valuation allowance will be reversed to the extent of such realizability.

The Company is also subject to examination of its income, sales and local use tax returns by the IRS and various other tax authorities. The Company periodically assesses the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of its provisions and related accruals.

(d)	Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to income taxes, inventory, property and equipment, costs in excess of assets acquired and other intangible assets, and placement fees and other assets. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ significantly from those estimates.

10	(Continued)

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(e)	Cash Equivalents

The Company considers as cash equivalents all highly liquid investments with an original maturity of three months or less.

(f)	Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Inventories consist of purchased items ready for resale or use in vending operations and components used in the production of amusement vending machines.

(g)	Property and Equipment

Property and equipment are stated at cost or if acquired in a business acquisition at estimated fair value. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets that range from 3 to 10 years.

(h)	Placement Fees

Placement fees are stated at cost and amortized on a straight-line basis over the term of the related contract.

(i)	Costs in Excess of Assets Acquired and Other Intangible Assets

Costs in excess of assets acquired and other intangible assets represent the purchase amount paid in excess of the fair value of the tangible net assets acquired. The Company performs a fair value assessment of costs in excess of assets acquired and other intangible assets on an annual basis or whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important, which could trigger an impairment review, include significant underperformance relative to expected historical or projected future operating results, changes in the manner of use of the acquired assets or the strategy for overall business and negative industry or economic trends.

(j)	Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

The Company reviews its long-lived assets and intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

(k)	Fair Value

The carrying amounts of financial instruments, including accounts payable and receivable, are reasonable estimates of their fair values because of their short term nature. The carrying amount of long-term debt approximates its fair value.

11	(Continued)

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(l)	Earnings (Loss) Per Share

The Company disclosed both basic and diluted earnings (loss) per share for predecessor periods. Basic and diluted earnings (loss) per share were computed by dividing earnings (loss) by the weighted average number of common shares outstanding during the period and by all dilutive potential common shares outstanding during the period, respectively.

(m)	Stock Options

The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its plans. No stock-based employee compensation cost has been recognized, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. Had compensation cost for the Company’s stock-based compensation plans been determined consistent with Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, the Company’s net earnings (loss) and diluted earnings (loss) per share would have been reduced or increased to the pro forma amounts indicated below (in thousands, except per share data):

	Successor		Predecessor
	Year ended December 31, 2003	Eleven months ended December 31, 2002	One month ended January 31, 2002	Year ended December 31, 2001
Net (loss) earnings:
As reported	$(2,225)	(668)	(2,185)	1,614
Pro forma	(2,330)	(770)	(2,400)	1,418
Diluted (loss) earnings per share:
As reported	N/A	N/A	$(0.33)	0.24
Pro forma	N/A	N/A	(0.37)	0.21

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2003, 2002 and 2001: no dividend yield; expected volatility of 19% for 2003 and 2002, and 58% for 2001; risk-free interest rates of 4.3% in 2003, 4.8% in 2002 and 5.6% in 2001; and expected lives of six years.

12	(Continued)

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(n)	Supplemental Disclosures of Cash Flow Information

A schedule of supplemental cash flow information follows (in thousands):

	Successor		Predecessor
	Year ended December 31, 2003	Eleven months ended December 31, 2002	One month ended January 31, 2002	Year ended December 31, 2001
Cash paid during the period:
Interest	$11,073	7,822	560	5,451
Income taxes	127	155	3	35
Significant noncash investing and financing activities:
Notes payable issued for acquisition of franchisees and others	—	1,125	—	615

(4)	Costs in Excess of Assets Acquired and Other Intangible Assets

Effective January 1, 2002, the beginning of the Company’s fiscal year 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets, under which costs in excess of assets acquired is no longer amortized but instead will be assessed for impairment at least annually. The weighted average estimated remaining life of the other intangible assets was approximately 6.5 years at December 31, 2003.

Goodwill and other intangible assets consist of the following at December 31, 2003:

	Goodwill	Other intangible assets
Balance, December 31, 2002	$64,588	1,326
Folz acquisition	5,868	5,346
Game Plan acquisition	3,174	2,647
Other	729	655

Balance, December 31, 2003	74,359	9,974
Less accumulated amortization	—	(830)

Balance December 31, 2003, net	$74,359	9,144

13	(Continued)

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(5)	Credit Facility and Long-Term Debt

(a)	Senior Secured Credit Facility

The Company amended and restated its senior secured credit facility on April 15, 2003, in conjunction with the acquisition of Folz. The amended senior secured credit facility is comprised of a $12.0 million revolving credit facility and provides for up to $70.0 million of term debt. The $70.0 million term debt facility is comprised of a $26.3 million term loan A, a $37.2 million term loan B, a $2.7 million term loan C and a $3.8 million term loan D. As of December 31, 2003, there was $66.7 million of total term loans outstanding. As of December 31, 2003, there was $8.0 million borrowed, $1.2 million utilized by letters of credit, and $2.8 million available under the revolving credit facility. The revolving credit facility expires on March 31, 2007. Under the term loan facilities, the Company is required to make quarterly principal installments that increase in amount until the March 31, 2008 termination of the facilities. The revolving facility and the term loans bear interest at a floating rate at the Company’s option, equal to either LIBOR plus the applicable margin or a base rate that is equal to the higher of the prime rate or the federal funds rate plus one-half percent plus the applicable margin. The effective rate of interest on the credit facility at December 31, 2003 was 6.4%.

The credit agreement governing the Company’s senior secured credit facility requires certain financial ratios to be met and places restrictions on, among other things, the incurrence of additional debt financing and certain restricted payments. The Company was in compliance with such financial ratios and restrictions at December 31, 2003.

In January 2002, the Company refinanced its $55 million senior secured credit facility and replaced it with a $65 million senior secured credit facility. As a result of the refinancing, the Company recorded a loss of $1.7 million related to the write-off of loan origination fees related to the previous credit facility.

(b)	Senior Subordinated Notes

In February 2002 and April 2003, the Company issued $25.0 million and $6.5 million, respectively, of senior subordinated notes due in 2009. Interest on these notes is payable on a quarterly basis at the rate of 17% per annum; provided however, the minimum cash interest on these notes is 13% with the balance of interest payable in the form of additional payment in kind notes. Included in the $33.5 million of senior subordinated notes outstanding at December 31, 2003 is $2.0 million of payment by in kind notes issued in lieu of interest. In connection with the issuance of the senior subordinated notes, the Company also issued warrants for the purchase of a total of 150,000 shares of the Company’s common stock at a purchase price of $0.01 per share. The warrants expire in February 2009.

The note agreement provides that certain financial ratios be met and places restrictions on, among other things, the incurrence of additional senior subordinated indebtedness and certain restricted payments. The Company was in compliance with such financial ratios and restrictions at December 31, 2003.

14	(Continued)

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(c)	Ascending Rate Junior Subordinated Debentures

In September 1998, the Trust completed a public offering of $17 million of Ascending Rate (10.5% at December 31, 1998 increasing to 12.0% at September 16, 2005) Cumulative Trust Preferred Securities (the Trust Preferred Securities). The Trust used the proceeds from the sale of the Trust Preferred Securities to purchase approximately $17 million of American Coin Merchandising, Inc. Ascending Rate (10.5% at December 31, 1998 increasing to 12.0% at September 16, 2005) Junior Subordinated Debentures (the Subordinated Debentures) due September 15, 2028. The sole assets of the Trust are the Subordinated Debentures.

Prior to the deconsolidation of the Trust as required by FIN No. 46R, the Company reported the Trust Preferred Securities as “Company obligated mandatorily redeemable preferred securities of subsidiary trust holding junior subordinated debentures,” a mezzanine security on the consolidated balance sheets. Under FIN No. 46R, the consolidated financial statements reflect the deconsolidation of the Trust for all periods presented. Accordingly, long-term debt and interest expense reflect the obligation and interest cost, respectively of the Subordinated Debentures. Adoption of FIN No. 46R did not have a material effect on results of operations in the periods presented, as the fair value of the Subordinated Debentures approximates the fair value of the Trust Preferred Securities and the effective interest cost on the Trust Preferred Securities approximates the effective interest expense on the Subordinated Debentures.

The Company may defer the payment of interest on the Subordinated Debentures for successive periods up to eight consecutive quarters. During such periods, accrued interest on the Subordinated Debentures will compound quarterly and the Company may not declare or pay distributions on its common stock or debt securities that rank equal or junior to the Subordinated Debentures.

Long-term debt consists of the following (in thousands):

	December 31
	2003	2002
Senior secured credit facilities	$74,693	57,205
Senior subordinated notes	33,494	25,789
Notes payable to a former franchisee and others, due in monthly and quarterly installments with interest ranging from 6% to 9%; maturing between 2004 and 2005, secured by certain property and equipment	739	1,317
Ascending rate junior subordinated debentures	14,460	12,974

Total long-term debt	123,386	97,285
Less current portion	(6,349)	(4,718)

Long-term debt, net of current portion	$117,037	92,567

The carrying amount of long-term debt approximates its fair value.

15	(Continued)

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

Maturities of long-term debt as of December 31, 2003 are as follows (in thousands):

Year ending December 31:
2004	$6,349
2005	8,211
2006	10,660
2007	40,372
2008	9,840
2009 and thereafter	47,954

$123,386

(6)	Interest Rate Collar

The Company uses variable rate debt to finance its operations. These debt obligations expose the Company to variability in interest payments due to changes in interest rates. If interest rates increase, interest expense increases. Conversely, if interest rates decrease, interest expense also decreases.

The Company is obligated under terms of its debt agreements to limit the variability of a portion of its interest payments. The Company entered into an interest rate collar instrument on March 28, 2002, with the Royal Bank of Scotland PLC. The Company paid $181,000 to obtain the agreement which hedges against increases in LIBOR rates through March 31, 2005. The initial notional amount is $27.5 million amortizing over a three-year period. The initial floor rate is 3.0% increasing 1.0% per year over the life of the agreement and the initial cap rate is 4.0% increasing 1.0% per year over the life of the agreement. The Company is the floor rate payee and the Royal Bank of Scotland PLC is the cap rate payee. No payments are made if LIBOR falls between the floor and cap rate. This agreement reduces the risk of interest rate increases to the Company.

SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, requires that all derivative instruments be reported in the statement of financial position as assets or liabilities and measured at fair value. The Company’s interest rate collar instrument is not allowed hedge accounting treatment under SFAS No. 133. Accordingly, the Company records this instrument at fair value and recognizes realized and unrealized gains and losses in other expense in the consolidated statements of operations. The Company paid $639,000 during 2003 and $148,000 for the eleven months ended December 31, 2002 since LIBOR was below the floor rate under the interest rate collar. These amounts are included in interest expense in the consolidated statements of operations. The Company does not speculate using derivative instruments.

The fair value of the interest rate collar is obtained from bank quotes. These values represent the estimated amount the Company would receive or pay to terminate the agreement taking into consideration current interest rates. The fair value of the interest rate collar is a liability of approximately $911,000 and $1.2 million as of December 31, 2003 and 2002, respectively.

16	(Continued)

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(7)	Income Taxes

Income tax expense (benefit) consists of the following (in thousands):

	Successor		Predecessor
	Year ended December 31, 2003	Eleven months ended December 31, 2002	One month ended January 31, 2002	Year ended December 31, 2001
Current:
Federal	$—	—	—	45
State	—	—	—	—

	—	—	—	45

Deferred:
Federal	(677)	(350)	(1,127)	790
State	(80)	(58)	(212)	154
Valuation allowance	1,022	—	—	—

	265	(408)	(1,339)	944

	$265	(408)	(1,339)	989

A reconciliation of the expected tax expense (benefit), assuming earnings (loss) before taxes is taxed at the statutory federal tax rate of 34%, and the Company’s actual provision for income taxes is as follows (in thousands):

	Successor		Predecessor
	Year ended December 31, 2003	Eleven months ended December 31, 2002	One month ended January 31, 2002	Year ended December 31, 2001
Expected tax expense (benefit) at the federal statutory rate	$(667)	(366)	(1,198)	885
State income taxes, net of federal taxes	(73)	(50)	(143)	106
Other, net	(17)	8	2	(2)
Valuation allowance	1,022	—	—	—

	$265	(408)	(1,339)	989

For income tax purposes, at December 31, 2003, the Company has a net operating loss carryforward of approximately $22.8 million, expiring at various dates through 2023. In February 2002, the common shares of the Company were acquired by ACMI Holdings, Inc. As a result of the acquisition, the utilization of approximately $13 million of the net operating loss carryforward is subject to limitation under the provisions of Section 382 of the Internal Revenue Code.

17	(Continued)

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

As of December 31, 2003, management believes it is more likely than not that the Company’s net deferred tax assets will not be realized. Accordingly, a valuation allowance has been recorded against the net deferred tax assets of $1.0 million. Should management conclude that these deferred tax assets are realizable in the future, the valuation allowance will be reversed to the extent of such realizability.

The sources and tax effects of temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities are as follows (in thousands):

	December 31
	2003	2002
Deferred tax assets:
Net operating loss and other carryforwards	$8,807	7,270
Allowance for doubtful receivables	63	23
Inventory capitalization	916	357
Accrued expenses	288	368
Valuation allowance	(1,022)	—

	9,052	8,018

Deferred tax liabilities:
Property and equipment-basis and depreciation differences	(6,490)	(6,146)
Costs in excess of assets acquired-basis and amortization differences	(2,562)	(1,605)

	(9,052)	(7,751)

	$—	267

(8)	Retirement Plan

The Company maintains a 401(k) profit sharing plan, which covers substantially all employees. Employees are permitted to contribute up to 15% of their eligible compensation. The Company makes contributions to the plan matching 50% of the employees’ contribution up to 10% of their compensation. The Company’s matching contributions totaled $639,000 in 2003, $292,000 for the eleven months ended December 31, 2002, $26,000 for the month ended January 31, 2002, and $286,000 in 2001.

ACMI established a qualified Employee Stock Purchase Plan (the Plan), the terms of which allowed for qualified employees (as defined) to participate in the purchase of designated shares of the Company’s common stock at a price equal to the lower of 85% of the closing price at July 1 or the end of each quarterly stock purchase period. ACMI suspended the Plan effective October 1, 2001 and terminated it in conjunction with the acquisition by ACMI Holdings, Inc. During 2001 and 2000 shares totaling 21,722 and 33,725, respectively, were purchased under the Plan at average prices of $2.61 and $2.23 per share, respectively.

18	(Continued)

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(9)	Restructuring Charge

In June 2003, the Company recorded a restructuring charge associated with the termination of certain administrative and sales employees that resulted from reorganizing certain functions after the acquisition of Folz. The restructuring accrual is included in other accrued expenses in the accompanying consolidated balance sheets and follows the guidance of SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities.

The activity in the restructuring accrual is as follows:

Balance, December 31, 2002	$—
Expense	320
Payments	(181)

Balance, December 31, 2003	$139

(10)	Commitments

The Company has noncancelable operating leases, primarily for office and warehouse facilities, vehicles and certain types of equipment. Primarily all of these leases expire at various times over the next five years. Rent expense under these leases totaled $4.7 million for the year ended December 31, 2003, $2.8 million for the eleven months ended December 31, 2002, $235,000 for the month ended January 31, 2002, and $2.7 million for the year ended December 31, 2001.

Future minimum commitments under operating lease arrangements as of December 31, 2003 are as follows (in thousands):

Year ending December 31:
2004	$6,146
2005	4,643
2006	3,670
2007	2,004
2008	730
2009 and thereafter	1,578

Total	$18,771

Future minimum commitments for employment contracts as of December 31, 2003 are as follows (in thousands):

Year ending December 31:
2004	$325

19	(Continued)

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(11)	Stock Options

ACMI had two fixed option plans. Under the terms of the amended and restated stock option plan (the Option Plan), the Company could grant to employees, consultants and advisors options to purchase up to 1,400,000 shares of common stock. Under the Option Plan, ACMI could grant both incentive stock options and nonstatutory stock options, and the maximum term was ten years. Nonstatutory options could be granted at no less than 85% of the fair value of the common stock at the date of grant. Stock options granted under the Option Plan vested over two to five year periods. This plan was terminated as of February 1, 2002 upon the acquisition by ACMI Holdings, Inc.

Under terms of the amended 1995 Non-Employee Directors’ Stock Option Plan (the Directors Plan), ACMI could grant to nonemployee directors options to purchase up to 200,000 shares of common stock. Under the Directors Plan, options granted vest immediately and had a maximum term of ten years. This plan was terminated as of February 1, 2002 upon the acquisition by ACMI Holdings, Inc.

Under terms of the ACMI Holdings, Inc. 2002 Stock Option Plan (the 2002 Plan), the Company may grant to employees and nonemployee directors options to purchase up to 360,633 shares of ACMI Holdings, Inc. common stock. Under the 2002 Plan, 50% of granted options are subject to vesting over a five-year period and the remaining 50% of granted options are subject to vesting upon the achievement of certain performance milestones. Under certain conditions, if a change in ownership occurs, all options vest immediately. No milestones were met during 2003 or 2002. The Company has determined the intrinsic value of the unvested options subject to milestone achievement to be immaterial as of December 31, 2003 and 2002. However, the Company will periodically re-measure the value of these outstanding unvested options based on the then current fair market value of the underlying common stock. It is reasonably possible that the future changes in the fair value of the common stock of ACMI Holdings, Inc. could result in additional noncash charges to earning and that such charges could be material.

A summary of the status of the Company’s 2002 Plan and ACMI’s two fixed stock option plans as of December 31, 2003, 2002 and 2001, and changes during the periods ended on those dates is presented below:

	Successor				Predecessor
	2003		Eleven months ended December 31, 2002		One month ended January 31, 2002		2001
Fixed options	Shares	Weighted average exercise price	Shares	Weighted average exercise price	Shares	Weighted average exercise price	Shares	Weighted average exercise price
Outstanding at beginning of period	308,644	$8.50	—	$—	700,104	$3.76	1,008,792	$5.19
Granted	46,940	8.50	309,719	8.50	—	—	30,000	3.75
Exercised	(1,000)	8.50	—	—	(700,104)	3.76	(1,938)	2.63
Forfeited	(36,858)	8.50	(1,075)	8.50	—	—	(10,800)	3.43
Cancelled	—	—	—	—	—	—	(325,950)	8.17

Outstanding at end of period	317,726	8.50	308,644	8.50	—		700,104	3.76

Options exercisable at period end	27,178	—	—		—		531,886

20	(Continued)

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

The following table summarizes information about the Company’s stock options outstanding at December 31, 2003:

	Options outstanding			Options exercisable
Range of exercise prices	Number outstanding	Weighted average remaining contractual life	Weighted average exercise price	Number exercisable	Weighted average exercise price
$8.50	317,726	8.3	$8.50	27,128	$8.50

(12)	Certain Significant Risks and Uncertainties

Current Vulnerability Due to Certain Concentrations

Suppliers

Substantially all of the plush toys and other products dispensed from the amusement vending machines are produced by foreign manufacturers. A majority of these purchases are made directly by the Company from manufacturers in the People’s Republic of China (China). The Company purchases its other products indirectly from vendors who obtain a significant percentage of such products from foreign manufacturers. As a result, the Company is subject to changes in governmental policies, the imposition of tariffs, import and export controls, transportation delays and interruptions, political and economic disruptions and labor strikes, which could disrupt the supply of products from such manufacturers and could result in substantially increased costs for certain products purchased by the Company which could have a material adverse effect on the Company’s financial performance.

Customers

The Company had amusement vending machines placed with one retail customer that accounted for 44%, 42% and 38% of the Company’s revenue for the years ended December 31, 2003, 2002 and 2001, respectively.

21	(Continued)

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

(13)	Earnings Per Share

Basic and diluted earnings (loss) per share for the one month ended January 31, 2002 and the year ended December 31, 2001 were computed as follows:

	Predecessor
	One month ended January 31, 2002	Year ended December 31, 2001
Net (loss) earnings	$(2,185,000)	1,614,000
Common shares outstanding at beginning of period	6,537,629	6,513,919
Effect of shares issued during the period	7,278	12,121

Basic weighted average common shares	6,544,907	6,526,040
Incremental shares from assumed conversions:
Stock options	—	202,710

Diluted weighted average common shares	$6,544,907	6,728,750

Basic (loss) earnings per share	$(0.33)	0.25
Diluted (loss) earnings per share	(0.33)	0.24

(14)	Related Party Transactions

In connection with the acquisition by ACMI Holdings, Inc., the Company entered into a Services and Fee Agreement with Wellspring Capital Management LLC (Wellspring) and Cadigan Investment Partners, Inc. (f/k/a Knightsbridge Holdings, LLC) (Cadigan) on February 11, 2002 (the Fee Agreement). Pursuant to the terms of the Fee Agreement, the Company will pay an annual consulting fee of $300,000, in arrears, in equal monthly installments and reimburse Wellspring and Cadigan for all reasonable out-of-pocket costs and expenses incurred in connection with the performance of their consulting services. The consulting fee is allocated 66 2/3% to Wellspring and 33 1/3% to Cadigan. The Fee Agreement further provides that the Company will not pay any portion of the consulting fee to the extent that such payment conflicts with the Company’s covenants pursuant to its senior secured credit facility or senior subordinated notes. However, such unpaid fees will continue to accrue, without interest, and the Company will pay such fees if and when such payment is no longer prohibited under the senior secured credit facility or senior subordinated notes. The Company paid $300,000 pursuant to the terms of the Fee Agreement during 2003. The Fee Agreement further provides that the Company shall pay all fees and expenses payable to the lenders pursuant to the terms of the senior secured credit facility and senior subordinated notes. Any other consulting or similar fees that may be payable under the Fee Agreement are allocated 65% to Wellspring and 35% to Cadigan. Cadigan’s entitlement to the fees set forth in the Fee Agreement is contingent upon its continuous ownership of certain warrants to purchase shares of ACMI Holdings, Inc. and its maintenance of a representative on the board of directors of ACMI Holdings, Inc. Under the terms of the Fee Agreement, the Company agrees to indemnify Wellspring and Cadigan and their respective representatives in connection with any liabilities or judgments with respect to the Fee Agreement.

22	(Continued)

ACMI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

The Company’s President and Chief Executive Officer, the Company’s former Chief Financial Officer, and another executive of the Company are members of a limited liability company, which has agreed to lease to the Company a building located in Louisville, Colorado. The terms of the agreement provide for a ten year lease term, commencing March 1, 2003, at annual monthly rental rates ranging from $25,353 for the first year to $33,076 for the tenth year, together with additional payments in respect of the tenant’s proportionate share of the maintenance and insurance costs and property tax assessments for the leased premises. The Company believes that the terms of this lease is comparable to those that would be entered into between unrelated parties on an arms’ length basis.

In connection with the purchase of common stock during 2002, ACMI Holdings, Inc. loaned $630,000 to the Company’s President and Chief Executive Officer. The note is due September 30, 2012. The note has been classified as a reduction to total stockholders’ equity in the accompanying consolidated balance sheets.

(15)	Subsequent Event

On February 13, 2004, the Company completed Amendment No. 1 to its Amended and Restated Credit Agreement. Among other things, Amendment No. 1 provided for an $8.5 million expansion of the term loan facility under the senior secured credit facility. In connection with the expansion of the term loan facility, the Company converted $8.5 million of the then outstanding revolving credit facility to term debt. The revolving credit facility commitment remained $12 million after the above transactions.

23